UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 3, 2009

RAMCO-GERSHENSON PROPERTIES TRUST
(Exact name of registrant as specified in its Charter)

Maryland	1-10093	13-6908486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan	48334
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(248) 350-9900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)       On June 3, 2009, the Board of Trustees of Ramco-Gershenson Properties Trust (the “Trust”) was expanded to nine members and David J. Nettina and Matthew L. Ostrower were appointed to fill the new vacancies on the Board.  The Board has determined, after considering all of the relevant facts and circumstances known as of the date hereof, that Messrs. Nettina and Ostrower are independent Trustees in accordance with the NYSE listing standards and the Trust’s Corporate Governance Guidelines. Mr. Nettina has been appointed to the Audit Committee of the Board and Mr. Ostrower has been appointed to the Compensation Committee and to the Nominating and Governance Committee of the Board.

For the upcoming annual meeting of shareholders on June 10, 2009, Mr. Ostrower has been nominated for election to a three-year term ending at the 2012 annual meeting of shareholders (Class III Trustee) and Mr. Nettina has been nominated for a two-year term ending at the 2011 annual meeting of shareholders (Class II Trustee).

The foregoing appointments and nominations were made in accordance with the support agreement entered into on May 12, 2009 between the Trust and Equity One, Inc. in connection with the Trust’s 2009 annual meeting of shareholders.  The foregoing is qualified in its entirety by reference to the support agreement and the press release announcing such appointments, copies of which are attached hereto as Exhibits 10.1 and 99.1, respectively, and are incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Support Agreement, dated May 12, 2009, by and between the Trust and Equity One (incorporated by reference to Exhibit 10.1 to the Trust’s Current Report on Form 8-K, filed May 13, 2009).

	99.1	Press Release dated June 4, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

Date:	June 4, 2009	By: /s/ Richard J. Smith
Richard J. Smith
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Support Agreement, dated May 12, 2009, by and between the Trust and Equity One (incorporated by reference to Exhibit 10.1 to the Trust’s Current Report on Form 8-K, filed May 13, 2009).

99.1	Press Release dated June 4, 2009.

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